As filed with the Securities and Exchange Commission on August 29, 2006.

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST NORTHERN COMMUNITY BANCORP
_______________________________________________________________________________
(Exact name of registrant as specified in its charter)

California	68-0450397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 North First Street
P.O. Box 547
Dixon, California	95620
(Address of Principal Executive Offices)	(Zip Code)

FIRST NORTHERN COMMUNITY BANCORP
2006 STOCK INCENTIVE PLAN
_______________________________________________________________________________________
(Full title of the plan)

OWEN J. ONSUM
President and Chief Executive Officer
195 North First Street
P.O. Box 547
Dixon, California 95620
(707) 678-3041
_______________________________________________________________________
(Name, address, and telephone number,
including area code, of agent for service)

Copy to:
PATRICIA F. YOUNG, ESQ.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105
(415) 983-1000
__________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered	per Share	Offering Price	Fee

Common Stock
without par value	762,230 (1)(4)	$25.05 (2)	$19,093,861.50 (2)	$2044.00 (3)

(1)	Maximum aggregate number of shares of First Northern Community Bancorp Common Stock that may be awarded and/or sold pursuant to the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on August 24, 2006.

(3)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

(4)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

INTRODUCTORY STATEMENT NOT FORMING PART OF REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by First Northern Community Bancorp, a California corporation (the “Registrant”), relating to 762,230 shares of its Common Stock, without par value (the “Common Stock”) issuable pursuant to the Registrant’s 2006 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

(c)
The Registrant’s Current Reports on Form 8-K dated March 28, 2006, April 27, 2006 and June 27, 2006 (except for the portions of such Current Reports on Form 8-K furnished or otherwise not filed with the Commission which are not incorporated by reference into this Registration Statement); and

(d)
The description of the Registrant’s Common Stock contained in Item 2 of the Form 8-K 12(g)(3), as filed with the Commission on May 24, 2000, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (except for the portions of such documents furnished or otherwise not filed with the Commission which are not incorporated by reference into this Registration Statement), prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”).

Article 8 of the Registrant’s Articles of Incorporation, as amended, provides for indemnification of directors of the Registrant to the fullest extent permitted under Section 317 of the California Corporations Code. In addition, Article 8 authorizes the Registrant to indemnify agents (as defined in Section 317 of the California Corporations Code), through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, to the fullest extent permissible under California law.

Article VI of the Registrant’s Amended and Restated Bylaws provides for indemnification of directors, officers, employees and other agents, including advancement of expenses, in excess of indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to a determination that indemnification is proper in the circumstances because such director, officer, employee or other agent has met the applicable standard of conduct set forth in the Amended and Restated Bylaws and subject further to a determination that such indemnification or advance would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders, an agreement which prohibits or otherwise limits indemnification or any condition imposed by a court in approving a settlement. Section 59 of the Registrant’s Amended and Restated Bylaws also provides that the Registrant may maintain insurance to protect any director, officer, employee or agent against any liability asserted against or incurred by such director, officer, employee or agent in such capacity or arising out of his or her status as such.

Item 8. Exhibits.

Exhibit
Number   Description

4.1  Articles of Incorporation of the Company - incorporated herein by reference to Exhibit 3(i) of Registrant’s Current Report on Form 8-K 12(g)(3) on May 24, 2000; Amendment to Articles of Incorporation - incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K on May 11, 2005.

4.2  Amended and Restated Bylaws of the Company - incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K on September 15, 2005.

4.3  First Northern Community Bancorp 2006 Stock Option Plan - incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Shareholders.

5.1  Opinion of counsel regarding legality of securities to be offered.

23.1     Consent of KPMG LLP.

23.2  Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1  Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dixon, State of California, on August 29, 2006.

FIRST NORTHERN COMMUNITY BANCORP

By	/s/ Louise A. Walker
Louise A. Walker Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of First Northern Community Bancorp, do hereby constitute and appoint Lynn Campbell and Devon Camara-Soucy, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 2006.

Signature	Title

/s/ Owen J. Onsum	President, Chief Executive Officer, and Director
Owen J. Onsum

/s/ Louise A. Walker	Senior Executive Vice President and Chief Financial Officer
Louise A. Walker
/s/ Lori J. Aldrete	Director
Lori J. Aldrete

/s/ Frank J. Andrews	Chairman of the Board
Frank J. Andrews

/s/ John M. Carbahal	Director
John M. Carbahal

/s/ Gregory DuPratt	Director
Gregory DuPratt

/s/ John F. Hamel	Director
John F. Hamel

/s/ Diane P. Hamlyn	Director
Diane P. Hamlyn

Director
Foy S. McNaughton

/s/ David W. Schulze	Director
David W. Schulze

Signature Page

INDEX TO EXHIBITS

Exhibit
Number   Description

4.1  Articles of Incorporation of the Company - incorporated herein by reference to Exhibit 3(i) of Registrant’s Current Report on Form 8-K 12(g)(3) on May 24, 2000; Amendment to Articles of Incorporation - incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated May 11, 2005.

4.2  Amended and Restated Bylaws of the Company - incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated September 15, 2005.

4.3  First Northern Community Bancorp 2006 Stock Option Plan - incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Shareholders.

5.1   Opinion of counsel regarding legality of securities to be offered.

23.1   Consent of KPMG LLP.

23.2   Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1   Power of Attorney (included as part of the signature page to this Registration Statement).

Index to Exhibits